UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 12, 2012

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

The disclosure required by this item is included in Item 2.01 below and is incorporated herein by reference.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On January 12, 2012, Forbes Energy Services Ltd., or the Company, together with certain of its subsidiaries, Forbes Energy Services LLC, Forbes Energy International, LLC, C.C. Forbes, LLC and Forbes Energy Services de México, S. de R. L. de C.V., or collectively, the Sellers, completed the previously announced sale of substantially all of their assets located in Mexico, as well as their equity interests in the Company’s Mexican employment company, Forbes Energy Services México Servicios de Personal S. de R. L. de C.V. to Dirivera Investments LLC, RGV Holding, S.A. de C.V. and RGV Enterprises S.A. de C.V., or collectively, the Buyers. The aggregate cash consideration paid by the Buyers was approximately $30 million, which does not include additional amounts paid by the Buyers to cover certain Mexican taxes.

In connection with the closing referenced above, the Sellers and the Buyers entered into a letter agreement on January 12, 2012, which amended the original purchase agreement by permitting, among other things, the Sellers to retain certain assets and a small number of employees in Mexico. These assets and employees will be used to operate a small office in Mexico on a temporary basis while the Sellers collect outstanding receivables from PEMEX. The Company’s contract with PEMEX recently expired and, in connection with the disposition described above, the Company did not seek its renewal. The foregoing description of the letter agreement is a summary and is qualified in its entirety by reference to the letter agreement, a copy of which is attached hereto as Exhibit 10.1.

In connection with the expiration of its contract with PEMEX, the Company expects the release of the performance bond posted in connection with such contract, which should result in approximately $13.8 million being released from restricted cash.

On January, 17, 2012, the Company issued a press release which announced the closing of the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

10.1 Letter Agreement, dated January 12, 2012, by and among Forbes Energy Services Ltd., Forbes Energy Services LLC, Forbes Energy International, LLC, C.C. Forbes, LLC, Forbes Energy Services de México, S. de R. L. de C.V., Dirivera Investments LLC, RGV Holding, S.A. de C.V. and RGV Enterprises S.A. de C.V.

99.1 Press Release, dated January 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: January 18, 2012	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer